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                                                                   EXHIBIT 10.25


                           MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding ("MOU") is made the _______ day of March, 2000 between UNIGLOBE TRAVEL (INTERNATIONAL) INC. ("Uniglobe") of Suite 900 - 1199 West Pender Street, Vancouver, British Columbia V6E 2R1 and SMARTSOURCES.COM, INC. ("SmartSources") of 1288 Pear Avenue, Suite A, Mountain View, California 940443.

WHEREAS:

A. Uniglobe is the one of the world's largest franchisors of retail travel agencies, with locations in more than 20 countries throughout the world;

B. Uniglobe grants master licenses to regional subfranchisors ("Regions") for particular geographic territories, with the Regions then granting unit franchises to franchisees ("Franchisees") to operate as UNIGLOBE retail travel agencies within a particular territory;

C. SmartSources is a developer of websites for internet usage and has experience in developing website development programs which can be licensed to a Region, with the Region then deploying sublicenses ("Ksite Licenses") to its franchisees; and

D. Uniglobe has agreed to appoint SmartSources as a preferred vendor to assist SmartSources in providing its services to Regions and to Franchisees.

NOW THEREFORE THIS MOU WITNESSES that, in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

1. Uniglobe intends to appoint SmartSources as a preferred vendor to the Regions and Franchisees for an initial term of one year, which term will renewed automatically year-by-year unless terminated by either party effective on each anniversary date of this MOU by written notice of termination given not less than 90 days prior to any anniversary date of this MOU.

2. SmartSources will, subject to the approval of Uniglobe, negotiate master licenses with each Region to provide the services of SmartSources to a Region and its franchisees. Regions will then deploy k-site to the Franchisees, which sublicenses shall require the Franchisee to pay an initial fee and ongoing fees to SmartSources as well as "portal" fees to SmartSources. All licenses will be in accordance with a Schedule of Fees to be developed on a regional basis.

3.  SmartSources will provide the following services:

    (a)  a website program suitable for Regions and Franchisees;

    (b) individual websites for Franchisees pursuant to a Ksite Licence, such websites being customized for the Franchisees but in a standardized format approved by Region and Uniglobe as to the "look and feel" of such websites;

    (c) where SmartSources develops links to any websites with the capability to provide electronic and/or internet booking engines for airline, hotel or car reservations or any other products or services, then such websites will only provide fulfilment at the location of individual Franchisees, for the benefit and use of such Franchisee only; and
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    (d)  SmartSources will develop a link to Uniglobe.com to enable Franchisees to have Uniglobe.com provide fulfilment services if Franchisees so desire and SmartSources will not develop a link to any third party centralized fulfilment centre.

4. SmartSources will pay to Uniglobe a license fee to be negotiated in the range of 1% to 3% of the gross revenues payable by Regions and Franchisees to SmartSources, such payment to be paid to Uniglobe monthly. In consideration of the license fee, Uniglobe will endorse the services of SmartSources and provide promotional, management and support services to SmartSources in its relationships with Regions and Franchisees.

5. Prior to SmartSources providing a standardized website to a Region for its Franchisees, SmartSources shall provide to Uniglobe a sample of the website indicating its content, design, functionality and domain name protocols for approval by Uniglobe.

6. Uniglobe will provide graphic and functionality standards for Franchisee websites and SmartSources will develop websites to reflect such standards.

7. SmartSources will develop the websites for Franchisees such that each website contains systems and administrative capabilities which permit Uniglobe, its affiliate or a Region to have access to a specified area of the content of the website and portals for their own purposes to facilitate promotion of the "UNIGLOBE" brand name, distribution of product or specific content, etc.

8. This MOU is not intended to be a binding agreement between the parties, but is intended to be the basis for a formal agreement between the parties to be executed by March 31, 2000.

9. Uniglobe and SmartSources will jointly agree in writing to any press releases or announcements to be issued in respect of this MOU.

10. This MOU may be executed in counterparts or by facsimile, each of which shall together, for all purposes, constitute one and the same instrument and each of which shall together be deemed to be an original, notwithstanding that all of the parties are not signatories to the same counterpart or facsimile.

11. This MOU may not be assigned by either party hereto.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

UNIGLOBE TRAVEL (INTERNATIONAL.) INC.       SMARTSOURCES.COM, INC.


Per: /s/ [ILLEGIBLE]                        Per: /s/ MICHAEL FORSTER
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    Authorized Signatory                        Authorized Signatory
                                                Michael Forster
                                                President





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                             [ILLEGIBLE]
                             714-893-8662